Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Noble Corporation plc of our report dated March 9, 2022 relating to the financial statements of The Drilling Company of 1972 A/S, which appears in Noble Corporation plc’s (formerly known as Noble Finco Limited) Registration Statement on Form S-4 dated March 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark
September 30, 2022